FOURTH AMENDMENT TO OFFICE LEASE
THIS FOURTH AMENDMENT TO OFFICE LEASE (this “Fourth Amendment”) is made and entered into as of February 1, 2025 (“Effective Date”) by and between GROVE II LLC, a Missouri limited liability company (“Landlord”), and AVADEL MANAGEMENT, LLC, a Delaware limited liability company.
WHEREAS, Landlord and Eclat Pharmaceuticals, LLC entered into that certain Office Lease (“Office Lease”) dated October 5, 2015 and that certain First Amendment to Office Lease dated March 8, 2016 (“First Amendment”);
WHEREAS, On February 2, 2017, Eclat Pharmaceuticals LLC changed its name from Eclat Pharmaceuticals LLC to Avadel Legacy Pharmaceuticals, LLC;
WHEREAS, on May 5, 2017, Landlord and Avadel Legacy Pharmaceuticals, LLC entered into that Second Amendment to Office Lease dated May 5, 2017 (“Second Amendment”);
WHEREAS, Avadel Legacy Pharmaceuticals, LLC requested that it be permitted to assign the Lease to a related entity, Avadel Management Corporation, and Landlord consented to such assignment;
WHEREAS, Landlord and Avadel Management Corporation entered into that Third Amendment to Office Lease dated March 22, 2018 (“Third Amendment”) (The Office Lease, First Amendment, Second Amendment, and the Third Amendment are, collectively, the “Lease”);
WHEREAS, on or about December 30, 2024, Avadel Management Corporation underwent a conversion from a Delaware corporation to a Delaware limited liability company, Avadel Management, LLC (“Tenant”).
WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease; and,
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree and the Lease is hereby further amended by entering into this Fourth Amendment.
1.Amendment to the Lease.
a.Subsections (a) through (d) and subsection (f) of Section 1.01 are hereby amended and restated as follows:
(a)    Leased Premises: Suite 200 of the building located at 16640 Chesterfield Grove Road, Chesterfield, Missouri 63005 (the “Building”).
(b)    Rentable Area: 17,065 rentable square feet.
(c)    Tenant’s Proportionate Share: 50.32%

(d)    Lease Term: The period from the Commencement Date (as applicable) to and including January 31, 2029, unless sooner terminated or otherwise extended, in each event, pursuant to the terms and conditions of this Lease.
(f)    Minimum Annual Rent & Monthly Rental Installment beginning February 1, 2025:

Period	Minimum Annual Rent/RSF	Monthly Rental Installment
Year 1 (2/1/2025 – 1/31/2026)	$25.25	$35,907.60
Year 2 (2/1/2026 – 1/31/2027)	$25.75	$36,618.64
Year 3 (2/1/2027 – 1/31/2028)	$26.25	$37,329.68
Year 4 (2/1/2028 – 1/31/2029)	$26.75	$38,040.73

b.Provided that Tenant is not in default under the terms and conditions of this Lease, Tenant is hereby granted an option to extend the term of the Lease for one (1) additional period of three (3) years (the “Renewal Term”) on the same terms and conditions provided the rental rate shall be the then prevailing market rate for comparable office buildings in the Chesterfield/Highway 40 submarket as negotiated and agreed between Landlord and Tenant. In order to exercise this option, Tenant shall provide written notice to Landlord no later than April 30, 2028.
c.Exhibit A to the Lease is hereby deleted and replaced with Exhibit A attached hereto.
d.Section 2 of Exhibit B to the Lease is hereby amended and restated as follows:
2.    Scope of Work. Landlord or its agent will perform the work listed on the attached Schedule 1. All such work shall be performed from Monday through Friday during normal business hours.
2.Miscellaneous.
a.Brokerage Commissions. Landlord and Tenant hereby represent and warrant to each other that it has not dealt with any broker or agent in connection with the negotiation of this transaction and that no brokerage commissions would be due as a result of the execution of this Fourth Amendment. Landlord and Tenant shall indemnify, defend, and hold the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any broker or person who may be entitled thereto in connection with this Fourth Amendment.
b.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.
c.Full Force and Effect. Except as specifically amended hereby, all of the terms and conditions of the Lease shall remain in full force and effect, and the same are hereby ratified and confirmed.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed on the day and year first written above.

LANDLORD:	TENANT:
GROVE II LLC, a Missouri limited liability company	Avadel Management, LLC a Delaware limited liability company
By: /s/ Christopher W. Pelligreen	By: /s/ Thomas S. McHugh
Name: Christopher W. Pelligreen	Name: Thomas S. McHugh
Title: Authorized Signatory	Title: Director

EXHIBIT A
Suite 200
17,065 RSF

Attachment 1
Grove II
16640 Chesterfield Grove Road, Suite
200 Chesterfield, MO 63005
Avadel TI Scope of Work
1/9/2025
a)    CARPET
Furnish and install new carpet tile to replace existing carpet
Carpet tile supplied by Landlord; Minimal patching as required
No flooring in Executive Bath & IT Room;
No border and accent in Reception Area
b)    PAINTING
Remove wall covering @ Reception area
Skim drywall surfaces where VWC was removed Paint:
Drywall surfaces and hollow metal frames
(1) Accent wall per office
Refresh existing doors
No painting in Executive Conference Room (wood) and (2) small rooms and Executive Bath
No work on existing paneled wall surfaces
c)    KITCHEN REPAIR
Drywall/Carpentry
Furnish and Install:
Drywall
Remove, furnish & install casework throughout
Painting
Painting drywall surfaces
Flooring
Furnish and install:
Vinyl Base
Plumbing/Electrical
Install sink and dishwasher
d)    CLEAN UP AND SUPERVISION

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